EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-279149 on Form S-3 and Registration Statement Nos. 333-164614, 333-167770, 333-190220, 333-211737, 333-238093, 333-273399, and 333-281254 on Form S-8 of our reports dated February 19, 2025, relating to the financial statements of TrueBlue, Inc. and the effectiveness of TrueBlue, Inc’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 29, 2024.
/s/ Deloitte & Touche LLP
Seattle, Washington
February 19, 2025